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                                                                  1.800.776.4001
          ABFS

                                                     TRANSITION TO HIGHER GROUND

Sample A. Sample
Apt. 1-A
123 Any Street
Anytown, US 12345-6789

Dear Investor:

We are pleased to send you a copy of our newest Prospectus, dated October __, 1998, detailing a new $250,000,000 offering of American Business Financial Services, Inc. (ABFS) Investment Notes and Money Market Securities. This new Prospectus and replaces the Prospectus dated February 10, 1998.

Through our Investment Notes, ABFS continues to offer competitive rates and flexible maturity options to investors. Please read the rate supplement located on the back of the Prospectus to learn more about our investment rates and yields.

ABFS offers a wide range of maturity options - from 3 months to 10 years - so it's easy to select the maturity that's right for you. And no matter which maturity you choose, your investment will grow to higher yields if the interest is left to compound daily until maturity. You also have the option to receive your interest as income monthly, quarterly, semi-annually or annually.

As you know, ABFS recently completed fiscal 1998. We are proud of our continued financial performance and want to share these results with you which appear on pages 6 and 7 of the Prospectus.

Please read the attached Prospectus carefully, including the "Risk Factors," before investing. To invest, simply complete, sign and mail the Investor Order Form, along with your check payable to ABFS, in the enclosed postage-paid envelope.

If you have any questions, please call one of our Investment Officers at 1-800-776-4001. Thank you for your interest in American Business Financial Services Investment Notes.

Sincerely,

Ray Bucceroni
Senior Vice President

Jerry Rappaport
Senior Vice President
                                                        what's inside
                                                        -----------------------
                                                        o  Investor Order Forms
                                                        o  Reply Envelope
                                                        o  Questions & Answers
                                                        o  Prospectus
                                                        o  Rate Supplement

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

             BalaPointe Office Centre o 111 Presidential Boulevard,
                        Suite 215 o Bala Cynwyd, PA 19004

                        2255 Glades Road * Suite 311E *
                              Boca Raton, Fl 33431

                           2425 East Camelback Road *
                         Suite 1865 * Phoenix, AZ 85016







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                     investor order form - Investment Note
                        (Place in the prepaid envelope)

INDICATE TERM & AMOUNT OF YOUR INVESTMENT

Enclosed is my check for the purchase of an American Business Financial Services, Inc. Investment Note(s) ($1,000 min. per note).

Please invest my funds as follows:

[ ]  3 MOS. $_____  [ ] 18 MOS. $_____  [ ] 36 MOS. $_____  [ ]  84 MOS. $_____
[ ]  6 MOS. $_____  [ ] 24 MOS. $_____  [ ] 48 MOS. $_____  [ ] 120 MOS. $_____
[ ] 12 MOS. $_____  [ ] 30 MOS. $_____  [ ] 60 MOS. $_____  [ ]

The total amount of my purchase is $________________________

Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement and fixed until maturity.

Please check one of the following interest payment options:

[ ] Compound interest daily and pay at maturity.
If no interest option is checked, interest will be compounded daily and paid at maturity.

[ ] Compound interest daily and pay interest by check (on maturities of 12 months or longer).


[ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually

REGISTRATION INFORMATION

Please complete (print all information)

Registered Owner ___________________________ Social Security/EIN _______________

Telephone Number (include area code)(   )________________ Date of Birth_________

Street Address _________________________________________________________________

City ______________________________________________ State ______ ZIP ___________

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Second Joint Owner (if applicable) _____________________________________________

Social Security Number _________________________________________________________

Beneficiary Name _______________________________________________________________

Beneficiary Social Security Number _____________________________________________

Custodian's Name (only one allowed by Law) _____________________________________


Minor's Name ___________________________________________________________________
             Under the Uniform Gifts to Minors Act

Minor's Social Security Number _________________________________________________



SIGNATURE VERIFICATION  Under penalties of perjury, I certify that:
1) The social security number shown on this form is correct.
2) I have received the Prospectus and Rate Supplement and understand that AMERICAN BUSINESS FINANCIAL SERVICES, Inc. Investment Notes are not bank savings or deposit accounts and are not insured by U.S. Government or any instrumentality thereof.
3) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
4) I am a bona fide resident of the state listed above.

Only cross out subpart (3) if you are subject to backup withholding.

Signature of Registered Owner __________________________________Date ___________

Joint Signature (if applicable) ________________________________________________

PAYMENT INSTRUCTIONS
Make your checks payable to:  AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              BalaPointe Office Centre
                              111 Presidential Boulevard, Suite 215
                              Bala Cynwyd, PA  19004

This application is neither an offer to sell nor an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.

If you require assistance in completing the order form, just call
1-800-776-4001.
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                        Frequently asked questions about
                           ABFS Investment Notes and
                            Money Market Notes . . .

Question What are American Business Financial Services, inc. (ABFS) Investment Notes and Money Market Notes ("Notes")?


Answer ABFS Investment Notes and Money Market Notes are unsecured subordinated debt securities issued by ABFS, a financial services holding company. ABFS Notes represent debt obligations of ABFS.


Question  Are these Notes insured or guaranteed?

Answer The Notes are not certificates of deposit or insured by the FDIC or any other governmental or private entity. ABFS relies on revenues from loan sales, working capital, additional debt financing, and securitization transactions to repay principal and interest on ABFS Notes.

Question  Why should I consider including ABFS Notes in my investment portfolio?

Answer ABFS Notes pay competitive rates when compared to other investments of similar risks and maturities. The Notes also offer flexibility to choose from a selection of terms and interest payment options. With Investment Notes you have the opportunity to earn high fixed rates and eliminate the risk of market fluctuations which may affect your principal or interest rate. Our Money Market Notes provide a higher degree of liquidity in a variable rate investment.

          ABFS Notes are subject to the risks associated with any uninsured subordinated investment.

Question  What are the investment requirements?

Answer ABFS Notes are offered at a minimum of $1,000. However, you can invest $3,000, $5,000, $10,000, or any amount you wish. You may select terms from 3 months to 10 years. Our Money Market Notes have no stated maturity. You have the flexibility to choose the amount and the term that best meets your investment needs.

          The enclosed Prospectus and Rate Supplement describe our Investment Notes, Money Market Notes, and Company in considerable detail. Please read this material in order to make any informed decision.

Question  Can I invest in ABFS Investment Notes through my IRA or KEOGH?

Answer You can invest in ABFS Investment Notes through IRAs, Keoghs, and other qualified plans. You may use your current trustee or custodian if they permit. Money Market Notes are not eligible for IRAs or Keoghs. You may wish to consult a financial advisor and should review the risk factors before making such an investment.
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                        Frequently asked questions about
                           ABFS Investment Notes and
                            Money Market Notes . . .

Question  Can my interest be used to supplement my income?

Answer Yes. You may select to have your interest sent to you monthly, quarterly, semi-annually, or annually on Investment Notes with maturities of 12 months or longer...or you may want to take advantage of the power of compound interest and leave your interest until maturity.

Question  May I redeem my ABFS Investment Note before maturity?

Answer Redemptions will be permitted prior to maturity only in the event of death or, in certain cases, total permanent disability of a registered owner. Money Market Notes may be redeemed at any time.

Question  What fees or commissions will I pay?

Answer Absolutely none. There are no fees and no commissions. You pay nothing extra and nothing is deducted. This means every dollar of your investment is earning interest for you. An annual maintenance fee may be charged by the custodian for IRA/KEOGH/SEP accounts.

Question  How do I invest?

Answer It's easy. After reading the Prospectus and Rate Supplement, simply complete and sign the appropriate Investor Order Form. Please be certain to indicate how long you wish to invest and how often you want to receive your interest. Finally, return the Investor Order Form along with your check, payable to American Business Financial Services, Inc., in the self-addressed stamped envelope provided.


This brochure is neither an offer to sell nor a solicitation of an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement. Investments should be considered only after a careful review of all risk factors contained in the Prospectus.


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               AMERICAN BUSINESS FINANCIAL SERVICES, INC. (ABFS)
          PROVIDES FINANCIAL PRODUCTS AND SERVICES TO INDIVIDUALS AND
                 BUSINESSES THROUGH OUR SPECIALIZED COMPANIES.

               ABFS operates through our financial organizations:

[LOGO OMMITED]

Our business loan company has helped many small businesses realize their full potential with loans ranging from $15,000 to $350,000. With our network of highly trained sales professionals, ABC does business primarily in the eastern region of the United States. Real estate collateral is required.


[LOGO OMMITED]

Our equipment leasing company offers small-ticket leases directly to commercial customers, and through equipment vendors and lease brokers nationwide. ABL delivers a streamlined application process, quick approval, and customized lease programs to meet your needs.

[LOGO OMMITED]

NJMIC has built its reputation in the direct-to-broker lending business by delivering first and second mortgages quickly and easily. As a recognized industry leader in lending to people with past or even present credit problems, we offer a loan program for every type of borrower. NJMIC operates through its eight state network of branch and satellite offices.

[LOGO OMMITED]

The Processing Service Center, Inc. and the Bank Alliance Program(R) bring success to client banks by increasing loan volume thus generating fee income, and providing additional CRA credit. PSC does this simply by adding a sub-prime home equity loan product alternative to the bank's existing product mix.


[LOGO OMMITED]

Upland Mortgage offers first and second mortgages personalized to suit the needs of our customers. We make loans to customers with perfect and less-than-perfect credit for debt consolidation, home improvement, and a variety of other consumer needs. Upland conducts business primarily in the eastern region of the United States. Upland Mortgage offers an easy application process and some of the most competitive rates around.

                           For more information, call
                                 1-800-776-4001

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

             BalaPointe Office Centre o 111 Presidential Boulevard,
                       Suite 215 o Bala Cynwyd, PA 19004

 AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).

An offer can only be made by the Prospectus delivered in conjunction with a Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. *The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4.0% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes.



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                    investor order form - Money Market Note
                        (Place in the prepaid envelope)

Enclosed is my check for the purchase of an American Business Financial Services, Inc. Money Market Note(s).

The total amount of my purchase is (minimum $1,000) $___________________________
Initial rate is established at the date of purchase and is calculated as set forth in the current Prospectus.

See the current Rate Supplement for a listing of current rates.


REGISTRATION INFORMATION
Please complete (print all information)

Registered Owner __________________________ Social Security/EIN ________________

Telephone Number (include area code)(   ) ______________ Date of Birth _________

Street Address _________________________________________________________________

City ________________________________________________ State _____ ZIP __________

Second Joint Owner (if applicable) _____________________________________________

Social Security Number _________________________________________________________

Beneficiary Name _______________________________________________________________

Beneficiary Social Security Number _____________________________________________

Custodian's Name (only one allowed by Law) _____________________________________


Minor's Name ___________________________________________________________________
             Under the Uniform Gifts to Minors Act

Minor's Social Security Number _________________________________________________


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SIGNATURE VERIFICATION Under penalties of perjury, I certify that:

1) The social security number shown on this form is correct.
2) I have received the Prospectus and Rate Supplement and understand that AMERICAN BUSINESS FINANCIAL SERVICES, Inc. Money Market Notes are not bank savings or deposit accounts and are not insured by U.S. Government or any instrumentality thereof.
3) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
4) I am a bona fide resident of the state listed above.

Only cross out subpart (3) if you are subject to backup withholding.

Signature of Registered Owner __________________________________Date ___________

Joint Signature (if applicable) ________________________________________________

PAYMENT INSTRUCTIONS
Make your checks payable to:  AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              BalaPointe Office Centre
                              111 Presidential Boulevard, Suite 215
                              Bala Cynwyd, PA  19004

This application is neither an offer to sell nor an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.

If you require assistance in completing the order form, just call
1-800-776-4001.

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